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EXHIBIT 10 (a)(ii)


                       AMENDMENT NO. 2 TO PROMISSORY NOTE,
                             CORPORATE GUARANTEE AND
                              SECURITY ARRANGEMENT


US$1,500,000 (Principal Amount of Note)                   San Diego, California

FOR VALUE RECEIVED, Berjaya Lottery Management (H.K.) Ltd. ("Maker") and International Lottery & Totalizator Systems, Inc. ("Holder") hereby agree to amend the Promissory Note, dated 14 February 2001 (the "Note") and the amended Promissory Note, dated 15 October 2001 (the "Amendment") by this Amendment No.
2. The provisions of the Promissory Note and the Amendment are amended by this Amendment No. 2 as follows:

1. Term. The Term of the Promissory Note is extended until 14 February 2003 ("Due Date") without any provision for a Cure Date, and all provisions of the Promissory Note and the Amendment, except as amended herein by this Amendment No. 2, remain in full force and effect until all principal amounts and interest due under the Promissory Note are paid by Maker to Holder.

2. Accrued and Future Interest to be Currently Paid. Maker agrees that no later than 10 days after the execution of this Amendment No. 2, Maker will pay Holder the agreed accrued interest amount due on 15 February 2002 of
(US)$141,243.22 and will pay Holder accrued interest on a quarterly basis in the amount of $33,750.00 on 15 May, 15 August, and 15 November 2002 and the Principal of the Note and any unpaid accrued interest on 14 February , 2003.

3. No changes are made to the Corporate Guarantee, the Escrow Account and the Security provisions in the Amendment.

4. Sale or Pledge of the Note and Certificate(s) for Common Share(s) of Holder in the Escrow Account. Maker agrees that Holder may, at any time, sell or pledge the Note to any third party and amend the Escrow Agreement with the Escrow Agent so that such new holder or pledgee will replace Holder as a party to the Escrow Agreement.

5. Maker's Cooperation. Maker agrees to fully cooperate with Holder and the Escrow Agent to carry out the provisions of this Amendment No. 2 and to execute all additional documents to amend, among any other documents, the Escrow Agreement in order to carry out the provisions of this Amendment No. 2 and further, to execute all additional documents to amend, among other documents, the Escrow Agreement to carry out the provisions of this Amendment No. 2 in order to effectuate any future amendment to the Escrow Agreement required at the time of a sale or pledge by Holder.

Executed this llth day of March 2002 in San Diego, California.

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Berjaya Lottery Management (H.K.) Ltd.                      International Lottery & Totalizator Systems, Inc.
BY:      /s/ Chan Kien Sing                                 BY:      /s/ M. Mark Michalko
   ____________________________________________                 _____________________________________________


TITLE:   Director                                           TITLE:   President
       ________________________________________                    __________________________________________
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